                                                                       EXHIBIT 9


                                                                       EXHIBIT A
                                                            TO WARRANT AGREEMENT


                      [FORM OF FACE OF WARRANT CERTIFICATE]

         THE WARRANTS AND THE COMMON STOCK (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


No. __                                     Certificate for ___ Warrants


                      WARRANTS TO PURCHASE COMMON STOCK OF
                          GT INTERACTIVE SOFTWARE CORP.


                  THIS CERTIFIES THAT ____________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from GT Interactive Software Corp., a Delaware corporation (the "Company"), one share of Common Stock, $0.01 par value, of the Company (the "Common Stock") at the per share exercise price of $0.01 (the "Exercise Price"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on June 29, 2004 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 29, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Warrant Agreement"), among the Company and the Holders referred to therein, and is subject to the terms and provisions contained in the Warrant Agreement. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

                  Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for


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
such purpose. Payment by Cashless Exercise shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price were being made in cash and (2) the Cashless Exercise Ratio.

                  The Warrants shall be exercisable from time to time in the discretion of the Holder on or after June 29, 1999, provided, that in no event shall the Warrants be exercisable after the Expiration Date.

                  Upon the occurrence of each of the events set forth on
Schedule 1 hereto, on the applicable date with respect to such event, the number of Warrants shall automatically be increased by the number of additional Warrants set forth opposite such event on Schedule 1.

                  In the event the Company enters into a Combination, capital reorganization or reclassification or the spin-off by the Company of another Person (each, a "Transaction"), each Warrant evidenced by this Warrant Certificate will be automatically converted into the right to receive (in the case of a Transaction other than a spin-off) or shall also be exercisable for (in the case of a Transaction that is a spin-off) the shares of capital stock or other securities or other property of such surviving entity upon or as the result of such Transaction that a Holder of such Warrant would have been entitled to receive had such Warrant been exercised immediately prior to such Transaction; provided, that in the event that, in connection with such Transaction, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such events, less the Exercise Price.

                  The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.4 of the Warrant Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

                  Upon any partial exercise of the Warrants, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged by presenting this Warrant Certificate to the Company properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.





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The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company. All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issuance, be duly and validly issued and fully paid and non-assessable.


                                        GT INTERACTIVE SOFTWARE CORP.


                                        By __________________________
                                        Title:


[SEAL]


Attest: ___________________________
            Secretary


DATED:




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                                                                       EXHIBIT B
                                                                              TO
                                                               WARRANT AGREEMENT

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

                  The undersigned hereby irrevocably elects to exercise [ ] Warrants at an exercise price per Warrant (subject to adjustment) of $.01 to acquire an equal number of shares of Common Stock of GT Interactive Software Corp., on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to GT Interactive Software Corp., and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:  ________________, ____


                       __________________________________
                       (Signature of Owner)


                       __________________________________
                       (Street Address)


                       __________________________________
                       (City) (State) (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

                  Name:

                  Street Address:

                  City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:




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
                                                                       EXHIBIT C
                                                                              TO
                                                               WARRANT AGREEMENT

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                      REGISTRATION OF TRANSFER OF WARRANTS

         Re: Warrants to Purchase Common Stock (the "Warrants") of GT Interactive Software Corp. (the "Company")

                  This Certificate relates to __________ Warrants held in definitive form by _______________ (the "Transferor").

                  The Transferor has requested the Company by written order to exchange or register the transfer of a Warrant or Warrants. In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of this Warrant does not require registration under the Securities Act of 1933 (the "Securities Act"), because(1):

         - Such Warrant is being acquired for the Transferor's own account without transfer.

         - Such Warrant is being transferred to the Company.

         - Such Warrant is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

         - Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

         - Such Warrant is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act.

         - Such Warrant is being transferred pursuant to another available exemption from the registration requirements under the Securities Act.




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          The Company is entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        [INSERT NAME OF TRANSFEROR]


                                        By_________________________
                                        Title:
                                        Date:




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
                                   Schedule 1

         Upon the occurrence of each of the Events set forth below, the Company shall issue to each Holder on the applicable Trigger Date additional Warrants in the numbers set forth opposite such Event:


------------------------------------------------------------------------------------------------------------------
Event                                                       Trigger Date                Number of Additional
                                                                                        Warrants
------------------------------------------------------------------------------------------------------------------
A Holder makes any Subordinated Loans pursuant to the       July 30, 1999               The product of (a)
Commitment Letter.                                                                      1,500,000 multiplied by
                                                                                        (b) a fraction, the
                                                                                        numerator of which is the
                                                                                        amount of the Subordinated
                                                                                        Loans made by such Holder
                                                                                        to the Company pursuant to
                                                                                        the Commitment Letter and
                                                                                        the denominator of which
                                                                                        is the aggregate amount of
                                                                                        all Subordinated Loans
                                                                                        made by all Holders
                                                                                        pursuant to the Commitment
                                                                                        Letter, subject to any
                                                                                        agreement among the
                                                                                        Holders.
------------------------------------------------------------------------------------------------------------------
The Company has not executed on or prior to October 31,     November 1, 1999            The product of (a)
1999 an agreement relating to a recapitalization,                                       2,500,000 multiplied by
reorganization, merger, sale (including, without                                        (b) a fraction, the
limitation, a sale of all or substantially all of the                                   numerator of which is the
assets of the Company (which shall include a sale of the                                amount of the Subordinated
Humongous business)) or other business combination                                      Loans made by such Holder
transaction after the consummation of which the                                         to the Company pursuant to
stockholders of the Company prior to such transaction do                                the Commitment Letter and
not hold at least a majority of the voting power of the                                 the denominator of which
surviving Person (the foregoing, "a Change of Control                                   is the aggregate amount of
Transaction").                                                                          all Subordinated Loans
                                                                                        made by all Holders
                                                                                        pursuant to the Commitment
                                                                                        Letter, subject to any
                                                                                        agreement among the
                                                                                        Holders.
------------------------------------------------------------------------------------------------------------------
The Company executes on or prior to October 31, 1999 an     date of termination of      The product of (a)
agreement relating to a Change of Control Transaction (a    Sale Agreement              2,500,000 multiplied by
"Sale Agreement"), but such agreement terminates for any                                (b) a fraction, the
reason after such date.                                                                 numerator of which is the
                                                                                        amount of the Subordinated
                                                                                        Loans made by such Holder
                                                                                        to the Company pursuant to
                                                                                        the Commitment Letter and
                                                                                        the denominator of which is
                                                                                        the aggregate amount of all
                                                                                        Subordinated Loans made by
                                                                                        all Holders pursuant to the
                                                                                        Commitment Letter, subject
                                                                                        to any agreement among the
                                                                                        Holders.
------------------------------------------------------------------------------------------------------------------


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
------------------------------------------------------------------------------------------------------------------
The Company has not closed the transactions contemplated    February 29, 2000           The product of (a)
by the Sale Agreement on or prior to February 28, 2000                                  3,000,000 multiplied by
and repaid in full to the Holders the aggregate amount of                               (b) a fraction, the
the Subordinated Loans made by the Holders pursuant to                                  numerator of which is the
the Commitment Letter.                                                                  amount of the Subordinated
                                                                                        Loans made by such Holder
                                                                                        to the Company pursuant to
                                                                                        the Commitment Letter and
                                                                                        the denominator of which is
                                                                                        the aggregate amount of all
                                                                                        Subordinated Loans made by
                                                                                        all Holders pursuant to the
                                                                                        Commitment Letter, subject
                                                                                        to any agreement among the
                                                                                        Holders.
------------------------------------------------------------------------------------------------------------------
On the last day of each fiscal quarter of the Company,      June 30, 2000 and the       The product of (a)
commencing with the fiscal quarter ending June 30, 2000     last day of each fiscal     3,000,000 multiplied by
and ending on the date that the Company repays in full      quarter thereafter until    (b) a fraction, the
the aggregate amount of the Subordinated Loans, if the      the date of repayment of    numerator of which is the
Company has not repaid in full to the Holders the           the Subordinated Loans      amount of the Subordinated
aggregate amount of the Subordinated Loans made by the                                  Loans made by such Holder
Holders pursuant to the Commitment Letter during such                                   to the Company pursuant to
quarter.                                                                                the Commitment Letter and
                                                                                        the denominator of which is
                                                                                        the aggregate amount of all
                                                                                        Subordinated Loans made by
                                                                                        all Holders pursuant to the
                                                                                        Commitment Letter, subject
                                                                                        to any agreement among the
                                                                                        Holders.
------------------------------------------------------------------------------------------------------------------



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